UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2018

AERPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53057	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9987 Carver Road Cincinnati, OH	45242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 985-1920

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement

On March 29, 2018, Aerpio Pharmaceuticals, Inc. (the “Company”) and Blue Ash Landings Acquisition, LLC (the “Landlord”) entered into a Fourth Amendment to Office Lease and Assignment and Assumption of Lease (the “Fourth Lease Amendment”), amending that certain Third Amendment to Office Lease dated February 27, 2015 by and between Aerpio Therapeutics, LLC (formerly known as Aerpio Therapeutics, Inc.), a Delaware limited liability company and wholly-owned subsidiary of the Company (“Aerpio Therapeutics”) and RT Landings Building II, LLC. The Fourth Lease Amendment provides for, among other things an assignment by Aerpio Therapeutics of all of its right, title and interest in and to the lease to the Company, and an assumption by the Company of all of the rights and obligations of Aerpio Therapeutics under the lease; an extension of the term of the lease until July 31, 2021; a change in the Minimum Annual Rent (as defined in the Fourth Lease Amendment) which amount shall initially begin at $15.00 per square foot on August 1, 2018 and increase annually thereafter by $0.38 per square foot; a change in the Monthly Rental Installments (as defined in the Fourth Lease Amendment) which amount shall initially begin at $9,475 per month on August 1, 2018 and increase annually thereafter; and an option for the Company to renew the lease for one (1) successive period of five (5) years.

The Fourth Lease Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above description of the Fourth Lease Amendment is a summary and qualified in its entirety by reference to the complete text of the Fourth Lease Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Office Lease and Assignment and Assumption of Lease, dated March 29, 2018, by and between Blue Ash Landings Acquisition, LLC and Aerpio Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2018	AERPIO PHARMACEUTICALS, INC.

	By:	/s/ Stephen J. Hoffman, M.D., Ph.D.
Stephen J. Hoffman, M.D., Ph.D.
Chief Executive Officer